Exhibit 5.1

Tel-Aviv, August 13, 2025

Innoviz Technologies Ltd.
Innoviz Technologies Campus
5 Uri Ariav St., Bldg. C, Nitzba 300
Rosh HaAin 4809202
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Innoviz Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement registers up to $200,000,000 aggregate amount of the following securities of the Company:

1.	ordinary shares (the “Ordinary Shares”) of the Company, no par value (the “Primary Shares”);

2.	new warrants to purchase Ordinary Shares and/or debt securities (the “New Warrants”);

3.	debt securities (the “Debt Securities”); and

4.
units comprised of one or more of the Ordinary Shares, New Warrants and Debt Securities and in any combination (the “Units”, and together with the Primary Shares, the New Warrants and the Debt Securities, the “Securities”).

As Israeli counsel to the Company in connection with the registering of the securities of the Company pursuant to the Registration Statement, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion.

Upon the basis of such examination, we are of the opinion that:

1.
With respect to the Primary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Primary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable convertible securities, if any, such Primary Shares will be validly issued, fully paid and non-assessable.

Innoviz Technologies Ltd.
August 13, 2025

2.
With respect to the New Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the underlying Primary Shares and/or Debt Securities and the issuance and terms of any New Warrants, the related New Warrant Agreement, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such New Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable New Warrant Agreement, such New Warrants will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

3.
With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable Indenture duly executed by the Company and a trustee, such Debt Securities will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

4.
With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of New Warrants, and (ii) Indenture, in case of Debt Securities, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements to the extent governed by Israeli law.

The opinion expressed herein is limited to Israeli law, and we do not express any opinion as to the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Legal Matters” and “Enforceability of Civil Liabilities and Agent for Service of Process in the United States” in the Prospectus which is a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Naschitz, Brandes, Amir & Co., Advocates Naschitz, Brandes, Amir & Co., Advocates